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                                     EXHIBIT 23.3

                          CONSENT OF DELOITTE & TOUCHE, LLP


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Monterey Pasta Company of our report dated March 29, 1996, September 30, 1997 as to Note 19 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 19), appearing in the annual report on Form 10-K/A of Monterey Pasta Company for the year ended December 29, 1996.




DELOITTE & TOUCHE LLP

San Francisco, California

January 22, 1998